Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G/A is being filed on behalf of each of the undersigned.

Dated: February 14, 2014	VENROCK ASSOCIATES
By: A General Partner

	By:	/s/ David L. Stepp
Authorized Signatory

VENROCK ASSOCIATES II, L.P.
By: A General Partner

By:	/s/ David L. Stepp
Authorized Signatory

VENROCK ENTREPRENEURS FUND, L.P.
By its General Partner Venrock Management, LLC

By:	/s/ David L. Stepp
Authorized Signatory

VENROCK ASSOCIATES V, L.P. By: Venrock Management V, LLC		VR MANAGEMENT, LLC
Its General Partner

By:	/s/ David L. Stepp	By:	/s/ David L. Stepp
	Authorized Signatory		Authorized Signatory

VENROCK MANAGEMENT V, LLC		VENROCK MANAGEMENT, LLC

By:	/s/ David L. Stepp	By:	/s/ David L. Stepp
	Authorized Signatory		Authorized Signatory

VENROCK PARTNERS V, L.P. By: Venrock Partners Management V, LLC		VENROCK HEALTHCARE CAPITAL PARTNERS, L.P. By its General Partner VHCP Management, LLC
Its General Partner

By:	/s/ David L. Stepp	By:	/s/ David L. Stepp
	Authorized Signatory		Authorized Signatory

VENROCK PARTNERS MANAGEMENT V, LLC		VHCP CO-INVESTMENT HOLDINGS, LLC By its Manager VHCP Management, LLC

By:	/s/ David L. Stepp	By:	/s/ David L. Stepp
	Authorized Signatory		Authorized Signatory

VHCP MANAGEMENT, LLC

By:	/s/ David L. Stepp
Authorized Signatory